Community Bank System, Inc.
                                 Statement re Earnings Per Share Computation

                                               Exhibit 11


                                  Three Months Ended         Year Ended
                                      December 31,          December 31,
                                  1996       1995         1996      1995
                                ---------  ---------   ---------  ------
Primary Earnings Per Share

Net Income                      3,677,991  3,116,887  14,133,044 11,469,905
Dividends on
    preferred shares             (101,250)  (151,875)   (405,000)  (354,375)
                                ---------  ---------   ---------  ---------

Income applicable
    to common stock             3,576,741  2,965,012  13,728,044 11,115,530
                                =========  =========  ========== ==========


Weighted average number
    of common shares            3,728,789  3,675,921   3,741,259  3,261,205
Add: Shares issuable from
    assumed exercise of
    incentive stock options        49,577     36,848      37,653     32,561
                                   ------     ------      ------     ------

Weighted average number of
    common shares - adjusted    3,778,366  3,712,769   3,741,259  3,261,205
                                =========  =========   =========  =========


Primary earnings per share          $0.95      $0.80       $3.67      $3.41
                                    =====      =====       =====      =====


Fully Diluted Earnings Per Share

Income applicable to
   common stock                 3,576,741  2,965,012  13,278,044 11,115,530
                                =========  =========  ========== ==========


Weighted average number of
    common shares - adjusted    3,782,869  3,712,769   3,759,051  3,271,305
Add: Equivalent number of
    common shares assuming
    conversion of preferred

Weighted average number of
    common shares - adjusted    3,782,869  3,712,769   3,759,051  3,271,305
                                =========  =========   =========  =========


Fully diluted earnings per share    $0.95      $0.80       $3.65      $3.40
                                    =====      =====       =====      =====